11/1/95


                AMERITECH CORPORATE RESOURCE
                      TRANSFER PROGRAM


PURPOSE

To mitigate the economic impact associated with a job transfer.

COST

Paid by the participant's company.

ELIGIBILITY

You are eligible to participate in this Plan if you are a Corporate Resource Manager. For purposes of this Plan, Corporate Resource Managers are defined as Management Committee members and managers in market grades CR5 through CR9.

RESIDENCE RELOCATION DIFFERENTIAL

A   residence   relocation  differential  is  available   to
participants who:

1.Are transferred at the Company's direction;
2.Are   eligible  for  reimbursement  under  the   Company's
  Relocation Plan; and
3.Move to a new residence within twelve months of the date of transfer.

The  residence relocation differential is payable over a  36 month period which begins on the effective date of transfer.
The amount payable is calculated as follows:

First Twelve Months - The greater of 10% of base salary on the effective date of transfer or 8% of market rate on the effective date of transfer

Next Twelve Months - 80% of the residence relocation differential payable during the first twelve months

Final Twelve Months - 60% of the residence relocation differential payable during the first twelve months

Payments under this Plan shall be made only after the employee has moved to a new residence. Any amounts withheld shall be paid out in a lump sum or in a series of monthly installments not exceeding twelve.




HOME PURCHASE DIFFERENTIAL

A home   purchase   differential   may   be   available   to
  participants who:

1.Are  transferred at the Company's direction from a Company
  located   in  one  of  Ameritech's  regional  headquarters
  cities to Chicago; and
2.Purchase a new residence within twelve months of the date of transfer.

The amount of the home purchase differential is based upon the individual's market grade and the regional city from which the employee is relocating. (See Attachment A for current rates). The differential, if any, for all other locations will be determined on a case-by-case basis.

The home purchase differential is grossed up at the maximum tax rates and is paid in a lump sum as soon as practicable after the closing on the new residence.

                                                Attachment A


                     CORPORATE RESOURCE
             HOME PURCHASE DIFFERENTIAL AMOUNTS
                      EFFECTIVE 1-1-94




All amounts are paid for transfers to the Chicago metropolitan area:

                           Corporate Resource
                           5 - 9 Managers and
       City             Management Committee Members

  Cleveland                $19,400

  Detroit                  $14,300

  Indianapolis             $21,600

  Milwaukee                $16,500




No differential payments between other cities.